EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 Registration Statement on Form S-1 of Cyclo Therapeutics, Inc. (Registration No. 333-249136) of our report dated March 30, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements which appear in Cyclo Therapeutics Inc.’s Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

Orlando, FL

November 16, 2020